Exhibit 99.1

                                                          777 E. Wisconsin Ave.
                                                           Milwaukee, WI  53202
                                                                            USA
                                                              Fax: 414.382.4347
News Release

                                                     [Rockwell Automation Logo]

                                                          Contact:  Steve Smith
                                                            Rockwell Automation
                                                                   414-382-5580


ROCKWELL AUTOMATION REPORTS SECOND QUARTER RESULTS
--------------------------------------------------

MILWAUKEE (April 22, 2003) - Rockwell Automation, Inc. (NYSE: ROK), a leading global provider of industrial automation power, control and information solutions, today reported fiscal 2003 second quarter net income of $49 million (26 cents per share). This result includes a charge of $3 million after-tax (1 cent per share) related to the sale of a majority of the company's ownership interest in Reliance Electric Limited Japan. Last year's second quarter net income of $61 million (33 cents per share) included a tax benefit of $18 million (10 cents per share). Also included in 2002 results was a net benefit of $3 million (2 cents per share) related to discontinued operations. Sales for the second quarter were $1,029 million compared to $958 million in the second quarter of 2002.

Don H. Davis, Chairman and Chief Executive Officer, commented, "Our businesses continue to produce very solid results in a prolonged soft market environment. Steady and meaningful improvements in our market position validate the strength of our product and service offerings. Our strong cash flow and financial profile allow us to invest in our businesses while providing attractive current returns to our shareowners."

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
2nd Quarter Earnings
Rockwell Automation
Page 2

Davis added, "We remain focused on executing our strategy in order to deliver on our commitment of profitable growth. We are continuing to invest in key growth areas such as our Logix(TM), Process Solutions and Global Manufacturing Solutions businesses. At the same time we remain diligent in maintaining a lean cost structure."

Davis concluded, "The timing and pace of improvement in the global economy remain difficult to predict. Our markets have remained generally stable for the past two quarters and we anticipate that this trend will continue for the balance of our fiscal year. Accordingly, we remain confident in our ability to deliver full year diluted earnings per share of approximately $1.10."

Following is a discussion of results for each Rockwell Automation business for the second quarter.

Control Systems
---------------
Control Systems second quarter sales were $830 million, an increase of 11 percent compared to sales of $749 million in the second quarter of 2002. Approximately 4 percent of the sales growth was due to the favorable impact of currency translation. From a regional perspective, sales outside of the U.S. increased 22 percent (12 percent excluding currency translation) and U.S. sales were up 4 percent.

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2nd Quarter Earnings
Rockwell Automation
Page 3

Our Logix(TM) and Process Solutions businesses each increased approximately 40 percent from last year's second quarter and the Global Manufacturing Solutions business grew 12 percent compared to 2002.

Segment operating earnings were $93 million compared to $81 million in 2002's second quarter. The increase in operating earnings is due to increased volume, particularly in the Logix(TM) business. Control Systems' return on sales was
11.2 percent compared to 10.8 percent in 2002's second quarter.

Power Systems
-------------
Power Systems second quarter sales were $175 million compared to $176 million in the second quarter of 2002. A 6 percent increase in mechanical sales was offset by a similar decrease in electrical sales. Segment operating earnings were $16 million compared to $12 million in last year's second quarter. The increase in operating earnings was the result of continued cost reduction efforts and favorable product mix. Power Systems return on sales was 9.1 percent compared to
6.8 percent in last year's second quarter.

Rockwell FirstPoint Contact
---------------------------
Rockwell FirstPoint Contact sales in the second quarter were $24 million compared to $33 million in 2002's second quarter. Operating earnings were break even for the quarter, compared to $1 million

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2nd Quarter Earnings
Rockwell Automation
Page 4

in the second quarter of 2002. Reduced spending and savings from cost reduction actions substantially offset the effect of the lower sales volume.

General Corporate - Net
-----------------------
Second quarter 2003 general corporate expenses were $14 million compared to $16 million in the second quarter of 2002, driven primarily by lower corporate staff costs.

The effective tax rate for the quarter was 25 percent. The full year effective tax rate is estimated to be 30 percent, excluding the impact of the REJ transaction. Last year's second quarter tax rate includes a tax benefit of $18 million from the resolution of certain tax matters.

Cash Flow
---------
Free cash flow from continuing operations for the first six months of 2003 was $159 million, compared to $102 million in the first half of 2002. Free cash flow for the second quarter was $70 million compared to $34 million in the second quarter of 2002. The company defines free cash flow as cash flows provided by operating activities reduced by capital expenditures.

On April 15, 2003, the company retired its $150 million 6.80 % debt obligation using a combination of cash on hand and commercial paper borrowings.

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2nd Quarter Earnings
Rockwell Automation
Page 5

Following are additional business developments:

   o Rockwell Automation opened a manufacturing operation in Shanghai, China. The new facility will focus on the manufacture of electro-mechanical products including push buttons, rotary switches and panels for the global and indigenous Chinese markets. The facility will initially manufacture the next generation IEC pushbutton product line and plans are in place to migrate production of other products. Rockwell Automation expects the facility to grow to several hundred people over the next two to four years as the manufacture of additional products is moved to Shanghai.

   o Rockwell Automation acquired Interwave Technology, Inc., expanding its Manufacturing Information Solutions (MIS) capability and accelerating its ability to integrate real-time information between customers' manufacturing plant floor and business systems. Interwave is one of the country's leading independent consulting integrators.

   o Rockwell Automation formed a strategic alliance with Weidmuller Holding AG that will enhance Rockwell Automation's position as a leader in providing IEC connection products. The multi-dimensional alliance consists of: a master brand label agreement; a technology/design exchange; joint product development; and, the acquisition of Weidmuller's North American sales assets.

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2nd Quarter Earnings
Rockwell Automation
Page 6

   o Rockwell Automation Global Manufacturing Solutions signed a $4.5 million five-year contract with Air Liquide America LP to provide condition-based monitoring equipment and services which will help reduce maintenance costs and improve uptime at its gas production facilities in the United States. In addition, the company signed multi-year asset management service agreements with six major manufacturers to manage the maintenance, repair and operations assets for these global customers.

   o Rockwell Automation was one of only 13 companies to earn Intel's prestigious 2002 Supplier Continuous Quality Improvement award, which recognizes "outstanding commitment to quality and performance by suppliers that provide products and services deemed essential to Intel's success." Rockwell Automation was awarded for its efforts in supplying Intel with programmable logic controllers, industrial networks, software and system integration services while meeting stringent assessment criteria.

A conference call to discuss Rockwell Automation's financial results will take place at 10 A.M. Eastern Time on April 22. The call will be webcast and accessible via the Rockwell Automation website (www.rockwellautomation.com).

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
2nd Quarter Earnings
Rockwell Automation
Page 7

This news release contains statements (including certain projections and business trends) accompanied by such phrases as "believes," "estimates," "expect(s)," "anticipates," "will," "intends" and other similar expressions, that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to economic and political changes in international markets where the company competes, such as currency exchange rates, inflation rates, recession, foreign ownership restrictions and other external factors over which the company has no control; demand for and market acceptance of new and existing products, including levels of capital spending in industrial markets; successful development of advanced technologies; competitive product and pricing pressures; future terrorist attacks; epidemics; and the uncertainties of litigation, as well as other risks and uncertainties, including but not limited to those detailed from time to time in the company's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Rockwell Automation, Inc. (NYSE: ROK), is a leading global provider of industrial automation power, control and information solutions that help customers meet their manufacturing productivity objectives. The company brings together leading brands in industrial automation for Complete Automation solutions, including Allen-Bradley(R) controls and services, Dodge(R) mechanical power transmission products, Reliance Electric(TM) motors and drives, and Rockwell Software(R) factory management software. The company also is a provider of contact management technologies and applications that help companies more efficiently manage interaction with their own customers. Headquartered in Milwaukee, Wisconsin, the company employs about 22,000 people serving customers in more than 80 countries.

                                      # # #

                                      ROCKWELL AUTOMATION, INC.
                                   SALES AND EARNINGS INFORMATION
                               (in millions, except per share amounts)

                                                                  Quarter Ended      Six Months Ended
                                                                     March 31,           March 31,
                                                                ------------------  ------------------
                                                                  2003      2002      2003      2002
                                                                --------  --------  --------  --------
Sales
       Control Systems                                          $   830   $   749   $ 1,617   $ 1,472
       Power Systems                                                175       176       346       354
       FirstPoint Contact                                            24        33        50        71
                                                                -------   -------   -------   -------
Total Sales                                                     $ 1,029   $   958   $ 2,013   $ 1,897
                                                                =======   =======   =======   =======

Segment Operating Earnings
       Control Systems                                          $    93   $    81   $   179   $   148
       Power Systems                                                 16        12        24        23
       FirstPoint Contact                                           -           1       -           3
                                                                -------   -------   -------   -------
Total Segment Operating Earnings                                    109        94       203       174

Purchase Accounting Amortization                                     (7)       (7)      (14)      (13)
General Corporate - Net                                             (14)      (16)      (26)      (34)
Loss on Disposition of a Business (see Note 1)                       (8)      -          (8)      -
Interest Expense                                                    (15)      (17)      (30)      (33)
Income Tax (Provision) Benefit                                      (16)        4       (34)       (7)
                                                                -------   -------   -------   -------

Income from Continuing Operations Before Accounting Change           49        58        91        87
Income from Discontinued Operations                                 -           3       -           3
Cumulative Effect of Accounting Change (see Note 2)                 -         -         -        (108)
                                                                -------   -------   -------   -------

Net Income (Loss)                                               $    49   $    61   $    91   $   (18)
                                                                =======   =======   =======   =======

Diluted Earnings (Loss) Per Share:
       Continuing Operations Before Accounting Change           $  0.26   $  0.31   $  0.48   $  0.46
       Discontinued Operations                                      -        0.02       -        0.02
       Cumulative Effect of Accounting Change                       -         -         -       (0.58)
                                                                -------   -------   -------   -------

       Net Income (Loss)                                        $  0.26   $  0.33   $  0.48   $ (0.10)
                                                                =======   =======   =======   =======

Average Diluted Shares                                            190.4     188.9     189.9     187.8
                                                                =======   =======   =======   =======

-------

 (1) The loss on disposition of a business relates to the sale of a majority of the company's ownership interest in Reliance Electric Limited Japan.

 (2) The cumulative effect of accounting change relates to impairment charges resulting from the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

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

                            ROCKWELL AUTOMATION, INC.
                             CONDENSED BALANCE SHEET
                                  (in millions)

                                                   March 31,       September 30,
                                                     2003              2002
                                                 ------------      ------------
ASSETS
Cash                                              $     296         $     289
Receivables                                             636               645
Inventories                                             555               557
Deferred income taxes                                   181               175
Other current assets                                    119               109
                                                  ---------         ---------
       Total current assets                           1,787             1,775
Property                                                941               988
Goodwill                                                787               778
Other intangible assets                                 345               346
Other assets                                            149               137
                                                  ---------         ---------

Total                                             $   4,009         $   4,024
                                                  =========         =========

LIABILITIES AND SHAREOWNERS' EQUITY
Short-term debt                                   $     152         $     162
Accounts payable                                        305               325
Compensation and benefits                               160               161
Income taxes payable                                     23                44
Other current liabilities                               286               274
                                                  ---------         ---------
       Total current liabilities                        926               966
Long-term debt                                          770               767
Retirement benefits                                     405               381
Deferred income taxes                                   150               158
Other liabilities                                       125               143
Shareowners' equity                                   1,633             1,609
                                                  ---------         ---------

Total                                             $   4,009         $   4,024
                                                  =========         =========






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
                            ROCKWELL AUTOMATION, INC.
                         CONDENSED CASH FLOW INFORMATION
                                  (in millions)

                                                                Six Months Ended
                                                                    March 31,
                                                                ----------------
                                                                  2003     2002
                                                                -------  -------
CONTINUING OPERATIONS:

OPERATING ACTIVITIES:
Income from continuing operations before accounting change      $   91   $   87
Adjustments to arrive at cash provided by operating activities:
       Depreciation                                                 86       96
       Amortization of intangible assets                            11       11
       Loss on disposition of a business                             8      -
       Receivables                                                  19       71
       Inventories                                                   1        9
       Accounts payable                                             (7)     (31)
       Compensation and benefits                                    (2)     (38)
       Changes in other assets and liabilities                      (6)     (56)
                                                                ------   ------

Cash provided by operating activities                              201      149
                                                                ------   ------

INVESTING ACTIVITIES:
Capital expenditures                                               (42)     (47)
Acquisitions of businesses, net of cash acquired                   (25)     (55)
Other investing activities                                          (7)     -
                                                                ------   ------

Cash used for investing activities                                 (74)    (102)
                                                                ------   ------

FINANCING ACTIVITIES:
Net (decrease) increase in debt                                     (3)      90
Cash dividends                                                     (61)     (61)
Purchases of treasury stock                                        (66)     -
Proceeds from the exercise of stock options                         33       15
Other financing activities                                          (2)     -
                                                                ------   ------

Cash (used for) provided by financing activities                   (99)      44
                                                                ------   ------

Effect of exchange rate changes on cash                            (21)      11
                                                                ------   ------

Cash provided by continuing operations                               7      102
Cash used for discontinued operations                              -        (36)
                                                                ------   ------

Increase in cash                                                $    7   $   66
                                                                ======   ======

FREE CASH FLOW:
Cash provided by operating activities                           $  201   $  149
Capital expenditures                                               (42)     (47)
                                                                ------   ------
Free cash flow (see Note 1)                                     $  159   $  102
                                                                ======   ======

-------

 (1) The company's definition of free cash flow, which is an internal performance measurement, may be different from definitions used by other companies.

                            ROCKWELL AUTOMATION, INC.
                            SUPPLEMENTAL INFORMATION
                                  (in millions)

The company's press release contains information regarding free cash flow, which is a non-GAAP financial measure. The company's definition of free cash flow takes into consideration capital investment required to maintain the operations of the company and execute its strategy. Management believes that free cash flow provides useful information to investors regarding the company's ability to generate cash from business operations that is available for acquisitions and other investments, debt service, dividends and share repurchases. Management uses free cash flow as one measure to monitor and evaluate the performance of the company and compensate its employees.

The following table summarizes free cash flow by quarter for the company:

                                                                             Quarter Ended
                                              ----------------------------------------------------------------------
                                               Dec. 31,    March 31,   June 30,    Sept. 30,   Dec. 31,    March 31,
                                                 2001        2002        2002        2002        2002        2003
                                              ----------  ----------  ----------  ----------  ----------  ----------
Cash provided by operating activities          $    87     $    62     $   146     $   181     $   104     $    97
Capital expenditures                               (19)        (28)        (24)        (33)        (15)        (27)
                                               -------     -------     -------     -------     -------     -------
Free cash flow                                 $    68     $    34     $   122     $   148     $    89     $    70
                                               =======     =======     =======     =======     =======     =======

In addition, the company's press release contains information regarding regional sales excluding currency translation which is a non-GAAP financial measure. Management believes this provides useful information to investors since it reflects regional performance from the company's core operational activities without the effect of changes in currency rates, which is outside the control of management. Management uses sales excluding translation to monitor and evaluate the company's regional core operational performance. The following is a reconciliation for the Control Systems segment of reported sales to sales excluding translation for the quarter ended March 31, 2003:

                                                                 Sales Excluding
                                                   Currency         Currency
                                    Sales         Translation      Translation
                                -------------    -------------    -------------

US                               $      480       $      -         $      480
Canada                                   67               (4)              63
Latin America                            28               12               40
Europe                                  175              (30)             145
Asia-Pacific                             80               (6)              74
Currency Translation                    -                 28               28
                                 ----------       -----------      ----------
Total Control Systems Sales      $      830       $      -         $      830
                                 ==========       ===========      ==========








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